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                                                                    EXHIBIT 23.2

                         CONSENT OF ERNST & YOUNG LLP,
                              INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-65956) and related Prospectus of Gunther International, Ltd. for the registration of 16,000,000 shares of its common stock by subscription rights and to the incorporation by reference therein of our report dated June 25, 2001, with respect to the consolidated financial statements of Gunther International, Ltd. included in its Annual Report (Form 10-KSB, as amended) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.

                                     /s/ Ernst & Young LLP
                                     ____________________________________
                                     Ernst & Young LLP
Hartford, Connecticut

October 18, 2001